EXHIBIT 99.1



                           FORM OF PROXY OF DATA TREE



                              DATA TREE CORPORATION
                         550 WEST "C" STREET, SUITE 2040
                           SAN DIEGO, CALIFORNIA 9210

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR A SPECIAL MEETING OF THE SHAREHOLDERS
                        TO BE HELD ON ____________, 1998

     The undersigned hereby appoints Harish Chopra and Michael Reynolds, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Data Tree Corporation, a California corporation ("Data Tree") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Data Tree (the
"Special Meeting") to be held at the offices of Data Tree at 550 West "C" Street, Suite 2040, San Diego, California 92101 on _________, 1998 at 9:00 a.m., California Time, and at any and all postponements, continuations or adjournments thereof, with all powers that the undersigned would possess if personally present thereat, upon and in respect of the following matters and in accordance with the following instructions.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW, AS SUCH PROPOSAL IS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT DATED __________, 1998 TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING AND THIS PROXY.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.


     1. TO APPROVE AND ADOPT THE (I) PRINCIPAL TERMS OF AN AGREEMENT AND PLAN OF MERGER DATED MARCH 27, 1998 (THE "MERGER AGREEMENT") BY AND AMONG THE FIRST AMERICAN FINANCIAL CORPORATION, A CALIFORNIA CORPORATION (THE "COMPANY"), IMAGE ACQUISITION CORP., A CALIFORNIA CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF THE COMPANY ("IAC"), DATA TREE AND HARISH CHOPRA, WHICH MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THE PROSPECTUS/PROXY STATEMENT THAT HAS BEEN TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING AND THIS PROXY, (II) APPROVE THE MERGER OF
IAC WITH AND INTO DATA TREE WHEREBY DATA TREE WILL CONTINUE AS THE SURVIVING CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, (III) PRINCIPAL TERMS OF THE RELATED AGREEMENT OF MERGER TO BE FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF CALIFORNIA TO EFFECT THE MERGER WHICH AGREEMENT OF MERGER IS ATTACHED AS ANNEX B TO THE PROSPECTUS/PROXY STATEMENT AND (IV) THE RELATED AGREEMENT OF MERGER OR SIMILAR DOCUMENT TO BE FILED WITH THE OFFICES OF THE SECRETARY OF STATE OF THE STATE OF CALIFORNIA IN ORDER TO EFFECT THE MERGER.

          (_)      FOR              (_)      AGAINST           (_)      ABSTAIN

     The undersigned  hereby  acknowledges  receipt of (a) the Notice of Special
Meeting of Shareholders to be held on ________, 1998 and (b) the Prospectus/Proxy Statement dated ______, 1998 containing a description of the transactions listed above.


Dated:  _________, 1998.


                                                 -------------------------------
                                                            Signature(s)

Number of Shares of Data Tree Common Stock Held: _______________________